EXHIBIT 8.1
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                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                          New York, New York 10019-6064
                                 (212) 373-3000



                                                  December 16, 2002


Foamex L.P.
Foamex Capital Corporation
1000 Columbia Avenue
Linwood, Pennsylvania  19061

                                 Re: Foamex L.P.
                           Foamex Capital Corporation
             Registration Statement on Form S-4 (File No. 333-90632)

Ladies and Gentlemen:

         In connection with the above captioned Registration Statement on Form S-4 (the "Registration Statement") filed by Foamex L.P., a Delaware limited partnership, and Foamex Capital Corporation, a Delaware corporation, (the "Issuers") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules"), we have been requested to render our opinion as to the matters hereinafter set forth. Capitalized terms used and not otherwise defined herein have the meanings given them in the Registration Statement.

         For purposes of our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents, records, certificates or other instruments as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We understand and assume that (i) each such agreement represents the valid and binding obligation of the respective parties thereto, enforceable in accordance with


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its respective terms and the entire agreement between the parties with respect to the subject matter thereof, (ii) the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (iii) the transactions provided for by each agreement were and will be carried out in accordance with their terms.

         The opinion set forth below is limited to the United States Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, treasury regulations and other applicable authorities, all as in effect on the date hereof. The statutory provisions, regulations and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any such change could affect the continuing validity of the opinion set forth below.

         The opinion set forth below has no binding effect on the United States Internal Revenue Service or the courts of the United States. No assurance can be given that, if the matter were contested, a court would agree with the opinion set forth herein.

         Based upon and subject to the foregoing, and subject to the qualifications set forth herein, we hereby confirm that the discussion set forth in the Registration Statement under the heading "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES" is our opinion. While such description discusses the material anticipated United States federal income tax consequences applicable to certain holders of exchange notes, it does not purport to discuss all United States federal income tax considerations and our opinion is limited to those United States federal income tax considerations specifically discussed therein.

         In giving the foregoing opinion, we express no opinion other than as to the federal income tax laws of the United States of America.

         We are furnishing this letter in our capacity as special United States tax counsel to the Issuers. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except as set forth below.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                                Very truly yours,

                                    /s/ Paul, Weiss, Rifkind, Wharton & Garrison
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                                      PAUL, WEISS, RIFKIND, WHARTON & GARRISON